UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2006
National Consumer Cooperative Bank
(Exact name of registrant as specified in its charter)

United States of America
(12 U.S.C. section 3001 et seq.)	2-99779	52-1157795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1725 Eye St., NW, Suite 600, Washington, DC 20006
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 336-7700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 1, 2006, the National Consumer Cooperative Bank (“NCB”) entered into a Credit Agreement (the “Agreement”) with a consortium of banks (the “Banks”), with SunTrust Bank serving as administrative agent for the Banks. The signatory Banks are SunTrust Bank; PNC Bank, National Association; Wachovia Bank, N.A.; Calyon New York Branch; Union Bank of California, N.A.; JP Morgan Chase Bank NY; Bank of America, N.A.; Credit Suisse, Cayman Islands Branch; Manufacturers and Traders Trust Company; LaSalle Bank N.A; Cooperatieve Centrale Raiffeisen Boerenleenbank B.A., “Rabobank International”, New York Branch; Mizuho Corporate Bank (USA); U.S. Bank NA.; The Bank of Nova Scotia; Taipei Fubon Commercial Bank, New York Agency; and First Commercial Bank, Los Angeles Branch. The Agreement provides a $350.0 million committed revolving credit facility, and it replaces the $350.0 million committed revolving credit facility referred to on page 24 of NCB’s annual report on Form 10-K for the period ended December 31, 2005. NCB intends to use the new credit facility to finance working capital needs and for other general corporate purposes, including repayment of commercial paper and medium-term notes.
The Agreement is filed herewith as an exhibit and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(d) A copy of the Lease is included as Exhibit 10.56.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Consumer Cooperative Bank (Registrant)
Date: May 5, 2006	By:	/s/ Richard L. Reed
Richard L. Reed
Executive Managing Director, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.56	Credit Agreement among NCB, various banks and SunTrust Bank, as administrative agent.